Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Integer Holdings Corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the quarter ended October 2, 2026 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	October 29, 2026	/s/ Payman Khales
Payman Khales
President and Chief Executive Officer
(Principal Executive Officer)

Dated:	October 29, 2026	/s/ Diron Smith
Diron Smith
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
This certification is being furnished solely to accompany this Form 10-Q pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be deemed incorporated by reference into any filing of the Company except to the extent the Company specifically incorporates it by reference therein.